UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 6, 2017

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2017 Annual Meeting of Stockholders of American Vanguard Corporation held on June 6, 2017, five matters were voted upon by shareholders, namely: (i) the election of eight directors until their successors are elected and qualified’ (ii) ratification of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2017, (iii) an advisory vote approving the overall executive compensation policies and procedures of the Company as set forth in the 2017 proxy, (iv) the frequency of the say-on-pay vote (whether every one, two or three years) and (v) the amendment and restatement of the issuer’s equity incentive plan as per Exhibit A to the issuer’s 2017 proxy statement.

With respect to the first proposal in the proxy, the following eight nominees received more votes “FOR” than votes “AGAINST”, and, as a result, were elected to serve as directors for the ensuing year:

Nominee	Votes For	Votes Against	Votes Abstain
Scott D. Baskin	22,763,351	141,965	6,853
Lawrence S. Clark	21,703,512	1,201,804	6,853
Debra F. Edwards	22,747,644	158,172	6,353
Morton D. Erlich	21,772,924	1,132,392	6,853
Alfred F. Ingulli	22,762,215	142,791	7,163
John L. Killmer	22,746,335	158,881	6,953
Eric G. Wintemute	22,645,454	259,762	6,953
Esmail Zirakparvar	22,127,790	777,316	7,063

With respect to all director nominees, broker non-votes equaled 2,635,494.

With respect to Proposals Two (appointment of BDO), Three (advisory approval of executive compensation), and Five (amendment and restatement the equity incentive plan), all measures received the affirmative vote of a majority of the shares cast at the meeting; more specifically, the shares were voted as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Two	25,233,322	311,797	2,544	0
Three	21,327,291	1,509,338	75,540	2,635,494
Five	21,397,761	1,431,492	82,916	2,635,494

Further, with respect to Proposal Four, frequency of vote on say-on-pay: 17,583,161 voted for one year; 11,750 voted for two years; and 5,310,799 voted for three years with 6,549 abstaining.

Item 8.01 Other Events

On June 6, 2017, American Vanguard Corporation issued a press release announcing that its principal operating subsidiary, Amvac Chemical Corporation, had closed the acquisition of certain assets relating to the abamectin, chlorothalonil and paraquat product lines from a group of affiliated companies, including Adama Agricultural Solutions, Ltd. The complete text of that release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 8, 2017, American Vanguard Corporation issued a press release announcing that its board of directors had declared a cash dividend of $0.015 for shareholders of record as of June 30, 2017 with a distribution date of July 14, 2017. The complete text of that release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated June 6, 2017 of American Vanguard Corporation regarding the closing of the acquisition of certain assets from a group of affiliated companies including Adama Agricultural Solutions, Ltd.

Exhibit 99.2	Press release dated June 8, 2017 of American Vanguard Corporation regarding the declaration of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: June 8, 2017	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release of American Vanguard Corporation dated June 6, 2017 regarding the closing of the acquisition of certain assets from a group of affiliated companies including Adama Agricultural Solutions, Ltd.

Exhibit 99.2	Press release of American Vanguard Corporation dated June 8, 2017 regarding the declaration of a cash dividend.